                                                            Exhibit  99 (b) (16)


               SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS


STANDARDIZED COMPUTATIONS OF TOTAL RETURN

     A.   INTERNATIONAL SMALL COMPANY PORTFOLIO:
                                  n
          TOTAL RETURN:  P (1 + T)  = ERV

               Date of Initial Investment through November 30, 1996

               P    =    $1,000

               T    =    -6.24%

               n    =    .167 years

               ERV  =    989.32